                                                                    EXHIBIT 10.4


                              LICENSE AND SERVICES
                                   AGREEMENT
                           Dated as of July 28, 1997

     The parties to this agreement are ZIFF-DAVIS INC., which has its principal office at One Park Avenue, New York, New York 10016 ("Ziff-Davis"), ZDTV LLC, a Delaware limited liability company, which has its principal offices at 650 Townsend Street, San Francisco, California 94103 ("ZDTV"), ZD TELEVISION PRODUCTIONS, INC., a Delaware Corporation, which has its principal offices at 650 Townsend Street, San Francisco, California 94103 ("ZDTP", together with ZDTV, the "TV Affiliates"), MAC HOLDINGS (AMERICA) INC., a Delaware corporation ("MAC America") and MAC Inc., a Japanese company which is the parent of MAC America ("MAC").

     Ziff-Davis is a leading integrated media and marketing company focused on the computer technology industry, with platforms in magazine publishing, trade shows, exhibitions and conferences, online content, market research and education.

     ZDTV, a wholly-owned subsidiary of MAC America, has announced plans to produce ZDTV: Your Computer Channel, a 24-hour cable television channel and integrated Web site focused exclusively on computers, technology and the Internet (the "Channel").

     ZDTP, a wholly-owned subsidiary of MAC America, creates customized programming for ZDTV and for third parties.

     The TV Affiliates desire to license, and Ziff-Davis desires to grant the TV Affiliates, a license to the "ZD" trade name and mark, certain other trademarks of Ziff-Davis and certain editorial content of Ziff-Davis for use in the TV Affiliates' products and services.

     MAC America, the owner of the TV Affiliates, desires that Ziff-Davis provide management, centralized services and other services to the TV Affiliates, and Ziff-Davis desires to perform such services, in accordance with the terms and conditions of this Agreement.

     In consideration of Ziff-Davis' licenses and services hereunder, MAC America has agreed to provide Ziff-Davis an option to purchase the TV Affiliates.

     Therefore, the parties agree as follows:

1.  Trademark License.
    -----------------

     (a) License Grant.  Subject to the terms and conditions of this agreement,
     --- -------------
Ziff-Davis hereby grants the TV Affiliates a non-exclusive, non-transferable, royalty-free license to use (i) the "ZD" trade name and mark solely in the manner and form and for the purpose(s) specifically set forth on Exhibit A, which includes the right to use "ZD" in the company name of each TV Affiliate and in the name of the Channel; and (ii) those marks and the other Ziff-Davis trademarks set forth in Exhibit B hereto (collectively with "ZD", the "Licensed Marks") in such products and services of the TV Affiliates as may be approved by Ziff-Davis, such approval not to be unreasonably withheld. Without limiting the generality of the foregoing, Ziff-Davis shall have the right, at any time, upon written notice to the TV Affiliates, to amend Exhibit B to withdraw from the license granted herein any of the Licensed Marks which are no longer used by Ziff-Davis (whether due to discontinuance, sale or otherwise), or for which Ziff-Davis wishes to substitute another mark, and to add to the license granted herein, at Ziff-Davis' sole discretion, any new mark. All rights not specifically granted to the TV Affiliates herein are retained by Ziff-Davis.

     (b) Ownership of the Licensed Marks.
         -------------------------------

          Each TV Affiliate acknowledges and agrees that the Licensed Marks together with the goodwill of the business symbolized thereby, are the sole and exclusive properties of Ziff-Davis. All use by the TV Affiliates of the Licensed Marks shall inure solely to the benefit of Ziff-Davis. Each TV Affiliate agrees that it will not use any of the Licensed Marks or any other material which is owned by Ziff-Davis in any way other than as authorized herein.

          (ii) Upon Ziff-Davis' written instructions, the TV Affiliates will assist and fully cooperate with Ziff-Davis' efforts during and after the term of this agreement to secure, protect and preserve Ziff-Davis' rights and interests in the Licensed Marks.

     (c) Use of Licensed Marks; Quality Control by Ziff-Davis.
         ----------------------------------------------------

          Each TV Affiliate warrants that it shall maintain the quality of their respective products and services at a level consistent with the high quality and standard of Ziff-Davis' products and services. Upon Ziff-Davis' request, the TV Affiliates shall provide to Ziff-Davis access to representative samples of all of the TV Affiliates' uses of the Licensed Marks in connection with their products and services.

          Each TV Affiliate acknowledges and agrees that the Licensed Marks have an established prestige, reputation and goodwill and are of great value to Ziff-
Davis.   The TV Affiliates each warrant that it shall use the Licensed Marks in its services and products in a responsible manner to protect and enhance the
prestige of the Licensed Marks and Ziff-Davis.   Each TV Affiliate further
warrants that it shall only use the Licensed Marks in its services and products in a manner consistent with Ziff-Davis trademark usage policies and Exhibit A, as it may be amended by Ziff-Davis from time to time upon notice to the TV Affiliates.

          Each TV Affiliate shall remedy any deficiencies in its use of the Licensed Marks or the quality of its services and products as soon as practicable following receipt of notice from Ziff-Davis and in any event, within ten days.

2.  Content License
    ---------------

     (a) License Grant.  Ziff-Davis hereby grants the TV Affiliates a worldwide,
         -------------
non-exclusive, non-transferable license to incorporate all or part of the Content (as defined below) into ZDTV's products and services and to deliver those products and services via the Channel or other distribution methods including ZDTV's site on the World Wide Web.

          (i) For purposes of this agreement, the term "Content" shall mean the editorial text of articles published in Ziff-Davis' publications, as mutually selected and agreed upon by the parties hereto, including, data or other text, but excluding any articles, data or other text as to which Ziff-Davis has not obtained the right to license the use contemplated by this agreement, and such other Ziff-Davis content as may be mutually agreed upon by the parties hereto.

          (ii) Notwithstanding any suggestion to the contrary above, Ziff-Davis may itself distribute the Content in any media, including, without limitation, cable, broadcasts or other forms of television, or license third parties to distribute or incorporate the Content into databases, and other products and services.

          (iii) Ziff-Davis shall have the right to exercise editorial and other quality control over the ZDTV products and services which use a Licensed Mark as part of its name or are associated or may be reasonably perceived as associated with Ziff-Davis or any Licensed Mark, all as Ziff-Davis deems appropriate to ensure the quality of such products and services and protection of the goodwill of its trademarks. The TV Affiliates shall provide Ziff-Davis with reasonable access, at ZDTV's expense, to exercise such control and to review all such products and services.

          (iv) Ziff-Davis may also restrict the TV Affiliates' use or distribution of the Content in any product or service that may have an adverse effect on the operations or value of Ziff-Davis' products and services. For example, if by distributing certain Content by cable television or online before or shortly after distribution of the Ziff-Davis print publication containing such content there is a risk of a material loss of readership or other adverse effect the on circulation of that publication, Ziff-Davis may impose a reasonable embargo or waiting period on the distribution of the content of that publication or impose other reasonable restrictions on the distribution of the product or service containing such content.

3.  Management; Services.
    --------------------

     (a) Management.  Ziff-Davis shall furnish management services to the TV
         ----------
Affiliates including overseeing the development and operation of the Channel and other products and services and the development and implementation of strategic plans and new projects. The

President of each TV Affiliate will be responsible to MAC America for its management but will keep the Chief Executive Officer of Ziff-Davis informed of all material business issues and any material or strategic deviation from the TV Affiliates' business plans.

     (b) Provision of Services.  Ziff-Davis shall provide the following
         ---------------------
centralized services to the TV Affiliates on the same allocated cost basis as it charges its own operations: (i) accounting; (ii) tax preparation; (iii) Human Resources; (iv) administration of payroll and benefits; (v) facilities; (vi) insurance; (vii) legal; (viii) Information Systems; (ix) Internet services; and
(x) other similar centralized services.

     (c) Standard of Services. The nature, quality and consistency of the
         ---------------------
services provided by Ziff-Davis pursuant to this Section shall be substantially consistent with services provided by Ziff-Davis, as applicable, to its own wholly-owned operations and Ziff-Davis shall not be liable for any error or omission in the services provided except for willful misconduct.

4.  Joint Promotion and Marketing.   Ziff-Davis and the TV Affiliates shall
    -----------------------------
promote each other's products and services. Ziff-Davis shall include the products and services of the TV Affiliates in its media marketing and sales activities, including within the ZD Media Network.

5.  Funding; Reimbursement.
    ----------------------

     (a) Through December 31, 1998, Ziff-Davis shall advance funds necessary for the TV Affiliates to conduct their business in its ordinary course. Such amounts advanced, including the allocated costs of central services provided by Ziff-Davis, shall be repaid to Ziff-Davis by MAC America; provided, however, MAC America has approved the level of funding, such approval not to be unreasonably withheld. Such funding shall be reviewed each quarter in advance and Ziff-Davis shall present a detailed annual plan and quarterly plan to MAC America at least 30 days prior to the start of each calendar quarter. MAC America shall promptly respond to such plans. All amounts expended that are not contemplated in such plans and approved by MAC America will be for Ziff-Davis' accounts. Reimbursement shall be made at the end of each calendar year commencing with the year ending December 31, 1997, or in the event Ziff-Davis exercises its option in Section 6 below prior to the end of any year, be set off against the option price or at such time as this agreement is terminated by either party if such termination is prior to the end of a calendar year. Reimbursement shall also include interest at the 30 day Libor rate (in effect for each month) plus 0.5 percent.

     (b) Ziff-Davis may also enter into leases of real property and equipment necessary for the TV Affiliates' business and such guarantees of such leases as it deems appropriate. Upon the termination of this agreement (other than by Ziff-Davis' exercise of its option below), MAC America shall secure the release of Ziff-Davis from all such obligations.

6.    Option; Sale of the TV Affiliates.   During the period commencing as of
      ---------------------------------
the date of this Agreement and continuing to and including December 31, 1998, Ziff-Davis or its designee shall have the option to purchase from MAC America all of MAC America's stock or interests in the TV Affiliates and/or all of the assets of the TV Affiliates for a purchase price equal to the total amount of cash invested by MAC America (including any amounts owed to Ziff-Davis pursuant to paragraph 5(a)) in the TV Affiliates plus a return of 10% per annum on its investment. Ziff-Davis shall exercise its option by written notice to MAC America. Such purchase shall be free and clear of any liens or claims by third parties and shall be carried out through purchase agreements and other documentation (including appropriate representations and warranties and other terms and conditions) as is standard for a sale of this type. The closing shall be held as soon after the option notice as is practicable. While the option shall be in effect, MAC America may not transfer any of its interest in the TV Affiliates or allow either of the TV Affiliates to sell any of their assets or rights other than in the ordinary course of business.

7.   Term, Termination.
     -----------------

     (a) The initial term of this agreement shall commence with the date of this agreement and shall continue through December 31, 1998. The agreement shall continue after the initial term unless terminated in writing by either party with at least 90 days' notice, provided, however, Ziff-Davis shall have no further obligations to fund the TV Affiliates after December 31, 1998.

     (b) Notwithstanding anything to the contrary above, Ziff-Davis may terminate this agreement if one or both of the TV Affiliates fail to cure any material breach within 30 days after notice from Ziff-Davis of that breach.

     8.  Assignment.  This agreement shall be binding on and shall inure to the
         ----------
benefit of the parties and their respective heirs, legal representatives, successors and assigns. This agreement and the rights granted herein may not be assigned by any party without the prior written consent of the other parties.

     9.  License Warranties; Indemnity.
         -----------------------------

     (a) Ziff-Davis represents and warrants it has all the rights necessary to grant the TV Affiliates the licenses granted herein. Ziff-Davis will indemnify, defend and hold the TV Affiliates harmless from any loss, liability, damage or expense (including reasonable attorneys' fees and legal costs) arising from any claim by a third party of infringement of trademark or copyright arising out of the use by the TV Affiliates of the Licensed Marks or the Content, provided, that such claims do not arise out of any errors, additions, deletions or other changes (collectively, "alterations") to those materials made by either TV Affiliate.

     (b) MAC America and the TV Affiliates shall, jointly and severally, indemnify and hold Ziff-Davis harmless from and against any claim by a third party for loss, liability, damage or expense (including reasonable attorneys' fees and legal costs) arising out of any material contained in any of the TV Affiliates' service or products which is not provided by Ziff-Davis, or any alteration of the Licensed Marks or Content.

     (c) The foregoing indemnity obligations shall be conditioned upon prompt notice by the party requesting indemnification of any claim for which indemnification may be sought, complete control of the defense and settlement of the matter by the indemnifying party, and reasonable cooperation by the party claiming indemnification.

10.  Guaranty by MAC.  MAC hereby guarantees payment when due of all
     ---------------
obligations of MAC America, without set off, notice or demand.

11.  Notice.  Any notice or other communication under this agreement shall be in
     ------
writing and shall be considered given when delivered personally or mailed by overnight courier or registered mail, return receipt requested, to the parties at their respective addresses set forth above (or at such other address as a party may specify by notice to the other). A copy of any notice to Ziff-Davis shall also be sent to its Legal Department at the same address.

12.  Miscellaneous.
     -------------

     (a) This agreement, and the performance under it, shall be deemed made in and construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed in New York.

     (b) No party shall be considered in default or liable under this agreement in the event of delay or failure to perform as a result of war, civil riot, epidemic, act of God, fire, strike, government restriction or other circumstances beyond that party's reasonable control.

     (c) This agreement constitutes the entire understanding of the parties with respect to its subject matter, supersedes all previous agreements, arrangements and understandings, written or oral, relating to its subject matter and cannot be amended except by a writing signed by both parties.

     (d) No waiver of any provisions of this agreement shall be effective or binding unless in writing and signed by both parties. No waiver of any breach of any provisions shall constitute a waiver or any other breach of that provision or any other provision.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Agreement as of the date set forth above.

ZDTV LLC          ZD TELEVISION PRODUCTIONS, INC.


By: _________________________    By: _________________________
    Name:                            Name:
    Title:                           Title:

ZIFF-DAVIS INC.                  MAC HOLDINGS (AMERICA)
INC.



BY: _________________________    BY: _________________________
    Name:                            Name:
    Title:                           Title:



                                 MAC INC.



                                 By: _________________________
                                     Name:
                                     Title: